State of Delaware
Secretary of State
Division of Corporations
Delivered 03:33 PM 12/13/2012
FILED 03:33 PM 12/13/2012
SRV 121337368 - 5259500 FILE

**CERTIFICATE OF FORMATION**

**OF**

**QUALITY TECHNOLOGY SERVICES IRVING II, LLC**

The undersigned, for the purpose of forming a limited liability company (the "Company") under the Delaware Limited Liability Company Act (the "Act"), hereby makes, acknowledges and files this Certificate of Formation:

**FIRST.** The name of the Company is:

Quality Technology Services Irving II, LLC

**SECOND.** The address of the Company's registered office in the State of Delaware is 1675 S. State Street, Suite B, Dover, Delaware 19901. The name of its registered agent at such address for service of process is Capitol Services, Inc.

**THIRD.** The Company shall commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

The undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation this 13th day of December, 2012.

SMF REGISTERED SERVICES, INC.

Authorized Person

By: ______________________
Victoria R. Westerhaus, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 03/06/2014
FILED 02:31 PM 03/06/2014
SRV 140296865 - 5259500 FILE

# STATE OF DELAWARE
# CERTIFICATE OF AMENDMENT CHANGING ONLY THE REGISTERED OFFICE OR REGISTERED AGENT OF A LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is QUALITY TECHNOLOGY SERVICES IRVING II, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: /s/ Dona Priebe
Authorized Person

Name: Dona Priebe
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